Exhibit 99.1

Bright Green Announces Appointment of Seamus McAuley, Chief Operating Officer of Bright Green, as Chief Executive Officer

Terry Rafih to remain as Executive Chairman of the Board

Appointment reinforces Company’s strategy to build out its team to deliver on the development of cannabis-based medicines and products, as well as its greenhouse expansion plans

The Company confirms the receipt of its first funds from its EB-5 program

GRANTS, N.M., Feb. 09, 2023 (GLOBE NEWSWIRE) — Bright Green Corporation (NASDAQ: BGXX) (“Bright Green” or “the Company”), one of the very few companies selected by the U.S. government to grow, manufacture, and sell, legally under federal and state laws, cannabis and cannabis-related products for research, pharmaceutical applications and affiliated export, today announced that it has appointed Chief Operating Officer (COO) Seamus McAuley as its new Chief Executive Officer (CEO). Mr. McAuley will succeed Terry Rafih, who will retain his role of Executive Chairman of the Board of Directors, after successfully leading and guiding Bright Green during a transformative time for the Company. Bright Green’s executive management team currently reporting to Mr. Rafih will report to Mr. McAuley with immediate effect. The Company has also begun the process of retaining a search firm to support in the recruitment of key new executive roles.

Throughout his 26-year career, Mr. McAuley has held several global senior leadership positions across the pharmaceutical, medical device and healthcare industries, including most recently as CEO of Alterola Biotech (OTC PINK:ABTI), a U.K.-based pharmaceutical company focused on developing cannabinoid and cannabinoid-like medicines and products. His broad and diverse experience informs his commitment to Bright Green’s strategy of botanical expertise, pharmaceutical development and medical cannabinoid product supply.

Terry Rafih, executive chairman of the board of directors for Bright Green, said, “The Bright Green team and I are delighted to welcome Seamus to his new role as CEO. I am confident that, with his expertise in pharmaceuticals and product commercialization, he will successfully lead the execution of the next phase of Bright Green’s strategy. Seamus is uniquely positioned to advance the many opportunities that lie ahead for the Company, including completing the buildout of and operating our state-of-the-art agricultural complex in Grants, New Mexico. His drug development and commercialization expertise is timely and will be particularly relevant as we engage with the U.S. Food and Drug Administration (FDA) on the clinical development of a number of molecules, as well as navigate the various regulatory frameworks applicable to our business moving forward.”

Mr. McAuley, CEO of Bright Green, said, “I am honored to have the opportunity to lead Bright Green through the next phase of our development and help drive the revenue generation that will result from the successful execution of our strategy. We have planned carefully to further create shareholder value and, pending approval and registration of our license with the U.S. Drug Enforcement Administration (DEA), Bright Green will be the only federally approved, publicly traded company focused on producing cannabis for the pharmaceutical industry in the U.S. With the development of our pharmaceutical assets, early engagement with the FDA and other global regulatory bodies, and the ability to supply both U.S. and global markets, I am excited about the potential of our portfolio and business, and look forward to sharing further updates in the weeks and months ahead.”

Lynn Stockwell, founder and board director of Bright Green, said, “The Board and I are thrilled to have Seamus serve as our new CEO. We have steadily built our business over the last several years, and we are confident that Seamus will successfully drive our strategy to become the premier federally authorized provider of cannabis and cannabis-derived products for the pharmaceutical industry. We are also incredibly grateful to Mr. Rafih for his work in getting Bright Green to this stage and we are excited to have his continued support and guidance in his continued role as Executive Chairman of the Board.”

This news follows Bright Green’s announcement of its plans to raise $500 million under the United States Citizenship and Immigration Services’ (“USCIS”) EB-5 Program, an innovative vehicle for spurring investment and job creation in rural communities. USCIS administers the Program, under which investors, their spouses and unmarried children under 21 years of age are eligible to apply for a Green Card if they make the necessary investment in a commercial enterprise in the U.S. The Company has already started to build its pipeline of potential investors, comprising both individual applicants, as well as large international companies with a global workforce. Bright Green is also delighted to confirm that it has received funds from its first applications, confirming the proof of concept for the EB-5 program following the announcement last Wednesday. Further details on the Bright Green EB-5 program can be found by visiting our dedicated EB-5 website www.bgxxfasteb5.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management as of such date. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Such forward-looking statements include those related to our EB-5 Program capital raise. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “SEC”) on March 29, 2022 and declared effective May 13, 2022, and in the Company’s subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as other documents that may be filed by the Company from time to time with the SEC. The forward-looking statements included in this press release represent the Company’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. The Company undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release. Additional information regarding these and other factors that could affect the company’s results is included in the Company’s SEC filings, which may be obtained by visiting the SEC’s website at www.sec.gov.

About Bright Green

Bright Green is one of the very few companies selected by the US government to grow, manufacture, and sell, legally under federal and state laws, cannabis and cannabis-related products for research, pharmaceutical applications and affiliated export. Our conditional approval based on already agreed terms from the U.S. Drug Enforcement Administration gives us the opportunity to advance our vision of improving quality of life through the opportunities presented by cannabis-derived therapies. To learn more, visit www.brightgreen.us.

Bright Green Media Contact

BrightGreen@edelman.com

Bright Green Investor Relations Contact

BrightGreenIR@edelman.com

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